                                                                      Exhibit 15



Board of Directors and Stockholders
Aon Corporation


We are aware of the incorporation by reference in the Registration Statements of Aon Corporation ("Aon") described in the following table of our report dated
May 2, 1996 relating to the unaudited condensed consolidated interim financial statements of Aon Corporation that are included in its Form 10-Q for the quarter ended March 31, 1996:

     Registration Statement
     ----------------------
     Form           Number                             Purpose
     ----           ------                             -------
     S-8            2-79114     Pertaining to Aon's stock option plan
     S-8            2-82791     Pertaining to Aon's stock option plan
     S-8            33-27984    Pertaining to Aon's savings plan
     S-8            33-42575    Pertaining to Aon's stock award plan and stock option plan
     S-8            33-59037    Pertaining to Aon's stock award plan and stock option plan
     S-3            33-57562    Registration of Aon's 8% cumulative perpetual preferred stock and 6 1/4% cumulative convertible exchangeable preferred stock

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                       /s/ Ernst & Young LLP

                                       ERNST & YOUNG LLP



Chicago, Illinois
May 2, 1996

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